Exhibit 99.1

For Media Inquiries:

Barbara Montresor

Welltower Inc.

419-214-5798

FOR IMMEDIATE RELEASE

Welltower Extends CEO Contract and Announces New Organization Structure to

Optimize and Grow its Premier Healthcare Real Estate Portfolio

TOLEDO, Ohio – January 3, 2017 – Welltower Inc. (NYSE:HCN) today announced that the Board of Directors has extended the tenure of Chief Executive Officer Thomas J. DeRosa, who has successfully led the company since April 2014, for an additional 3-year period through April 2020.

“Under Tom DeRosa’s leadership, Welltower is transforming its premier portfolio of healthcare real estate to a unique infrastructure platform at the forefront of aging population growth trends and the drive to move healthcare to lower cost settings. This strategy has delivered strong financial and operating results, created a dramatic improvement in the company’s balance sheet, and increased our enterprise value to over $40 billion,” said Jeffrey Donahue, Non-executive Chairman of the Board of Directors. “At the same time, Tom has also emerged as a global voice advocating for how effective, modern real estate settings can promote wellness and contribute to improved outcomes for providers and payors.”

Welltower today also announced a new organization structure to support the continued growth of its healthcare real estate portfolio. Commenting on the new organization structure, DeRosa said: “Welltower has achieved exceptional growth over the past several years as we have solidified our leadership position as the owner of high-quality, healthcare real estate. As healthcare real estate evolves into a mainstream asset class, we will continue to focus on creating and sustaining best-in-class internal growth combined with targeted and strategic investments in markets where we have significant scale. We are introducing a new organizational structure today that will effectively utilize the power of our unique platform – capitalizing on our scale, access to data, diversity of operating expertise and tremendous depth of talent. By doing so, we are reinforcing our commitment to evolve with the value creation opportunities present in a dynamic and changing marketplace.”

The new organization will streamline decision making and create a leaner, more integrated management structure for executing the company’s strategy. The following members of its management team will take on new and expanded roles, reporting directly to Mr. DeRosa:

•	Executive Vice President Mercedes Kerr, who has led the company’s business development activities in the U.S, will assume additional responsibility for deal origination on a global basis, including the company’s portfolio and operations in Canada and the U.K. She will also oversee an asset management function responsible for driving operating efficiencies across the company’s portfolio. Tim Lordan has been promoted to the newly created role of Senior Vice President – Asset Management, and will report to Ms. Kerr.

•	Executive Vice President and Chief Financial Officer Scott Estes will continue to lead corporate finance and investor relations along with portfolio risk management. He will assume additional responsibilities for information management. Accounting, Tax and Corporate Communications will continue to report to Mr. Estes. Shankh Mitra, Senior Vice President – Finance and Investments, will take on additional responsibilities for oversight of the company’s portfolio management and business analytics functions, reporting to Mr. Estes.

•	Justin Skiver, Senior Vice President – Underwriting, will lead the company’s underwriting function.

•	Christy Stone, Senior Vice President – Human Capital, will continue to lead the company’s human capital function.

•	Matthew McQueen, Senior Vice President and General Counsel, will continue to lead legal and enterprise risk management and will assume additional responsibilities for internal audit.

As a result of these changes, the role of Chief Investment Officer, currently held by Scott Brinker, is being eliminated effective as of today. In addition, Jeffrey Miller, Chief Operating Officer, has decided to retire effective February 1, 2017 and the Chief Operating Officer function will also be eliminated. The Company thanks Mr. Brinker and Mr. Miller for their many years of service and their significant contributions to its growth and success to date.

“Welltower has a great team and a unique platform for funding innovative, efficient healthcare infrastructure and promoting wellness for the aging population,” CEO DeRosa commented. “The quality of our real estate stands out more than ever as a competitive advantage. I am confident our new organization structure will enhance our opportunities to deliver superior performance for our shareholders and our partners.”

Welltower will report its 2016 full-year financial results on February 22, 2017.

About Welltower

Welltower Inc. (NYSE:HCN), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of healthcare infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns more than 1,400 properties in major, high- growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

Forward-Looking Statements and Risk Factors

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to Welltower’s opportunities to acquire, develop or sell properties; our ability to close anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to shareholders; our investment and financing opportunities and plans; our continued qualification as a REIT; our ability to access capital markets or other sources of funds; and our ability to meet our earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; our ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting our properties; our ability to re-lease space at similar rates as vacancies occur; our ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants;

unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting our properties; changes in rules or practices governing our financial reporting; the movement of U.S. and foreign currency exchange rates; our ability to maintain our qualification as a REIT; key management personnel recruitment and retention; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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